Filed pursuant to Rule 424(b)(3)
File No. 333-226905

PALATIN TECHNOLOGIES, INC.

4B Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 495-2200

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer under this prospectus from time to time in one or more offerings, at prices and on terms to be determined by market conditions at the time we make the offer, up to an aggregate of $100,000,000 of our:

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common stock, par value $0.01 per share;

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preferred stock, par value $0.01 per share;

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debt securities;

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warrants to purchase common or preferred stock, or debt securities; or

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any combination of the above, separately or as units.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement will provide specific terms of the securities offered, will describe the specific manner in which we will offer these securities, and may also supplement, update or amend information contained in this prospectus. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement related to the offering of the securities, together with any documents incorporated herein or therein.

Our common stock is listed on the NYSE American under the symbol “PTN.” On February 11, 2019, the closing price of our common stock as reported on the NYSE American was $0.74 per share. None of the other securities that we may offer under this prospectus are currently publicly traded.

As of February 11, 2019, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $148,446,337, which was calculated based on 203,063,429 common shares outstanding as of that date, of which 200,603,159 common shares were held by non-affiliates, and a price per share of $0.74, which was the closing price of our common stock as reported on the NYSE American on such date.

Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If we sell securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement. The underwriters, if any, may over-allot a portion of the securities.

The date of this prospectus is February 13, 2019

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider prior to investing in our securities. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus or incorporate by reference, especially the section entitled “Risk Factors.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Palatin,” the “Company,” “we,” “us” and “our” or similar terms refer to the operations of Palatin Technologies, Inc. and its subsidiary.

Overview

We are a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems. Our product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Our most advanced product candidate is Vyleesi™, the trade name for bremelanotide, a peptide melanocortin receptor 4 (MC4r) agonist, for the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (“HSDD”), which is a type of female sexual dysfunction (“FSD”), defined as low desire with associated distress or interpersonal difficulty.

Vyleesi. Vyleesi is a subcutaneous injectable product for the treatment of HSDD in premenopausal women. Vyleesi is a synthetic peptide analog of the naturally occurring hormone alpha-MSH (melanocyte-stimulating hormone). In March 2018, our exclusive North American licensee for Vyleesi, AMAG Pharmaceuticals, Inc. (“AMAG”), submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for Vyleesi for the treatment of HSDD in premenopausal women, which was accepted for filing and review by the FDA. In November 2018, AMAG announced that the FDA requested additional data assessing 24-hour ambulatory blood pressure with short term daily use of Vyleesi, which study is ongoing. The Prescription Drug User Fee Act (“PDUFA”) date for completion of FDA review of the Vyleesi NDA was extended by three months to June 23, 2019. We have also licensed rights to bremelanotide to Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”) for the territories of the People’s Republic of China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. (collectively, “Chinese Territories”), and Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”) for the Republic of Korea (“Korea”).

Our Phase 3 studies for HSDD in premenopausal women, called the RECONNECT studies, consisted of two double-blind placebo-controlled, randomized parallel group studies comparing the on-demand use of 1.75 mg of Vyleesi versus placebo, in each case, delivered via a subcutaneous auto-injector. Each trial consisted of more than 600 patients randomized in a 1:1 ratio to either the treatment arm or placebo with a 24-week evaluation period. In both clinical trials, Vyleesi met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire as measured using validated patient-reported outcome instruments.

After completing the studies, patients had the option to continue in an open-label safety extension study for an additional 52 weeks. Nearly 80% of patients who completed the randomized portion of the study elected to remain in the open-label portion of the study. In the Phase 3 clinical trials, the most frequent adverse events were nausea, flushing, injection site reactions and headache, which were generally mild-to-moderate in intensity and were transient.

We retain worldwide rights for Vyleesi for HSDD and all other indications outside North America, Korea and the Chinese Territories. We are actively seeking potential partners for marketing and commercialization rights for Vyleesi for HSDD outside the licensed territories. However, we may not be able to enter into suitable agreements with potential partners on acceptable terms, if at all.

Melanocortin Receptor Systems. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have significant pharmacological effects. Our new product development activities primarily focus on MC1r agonists, with potential to treat a number of inflammatory and autoimmune diseases such as dry eye disease, also known as keratoconjunctivitis sicca, uveitis, diabetic retinopathy and inflammatory bowel disease. We believe that MC1r agonists, including the MC1r agonist peptides we are developing, have broad anti-inflammatory effects and appear to utilize mechanisms engaged by the endogenous melanocortin system in regulation of the immune system and resolution of inflammatory responses. We are also developing peptides that are active at more than one melanocortin receptor, and MC4r agonists, with potential utility in a number of obesity and metabolic-related disorders, including rare disease and orphan indications.

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PL-8177, a selective MC1r agonist peptide, is our lead clinical development candidate for inflammatory bowel diseases, with potential applicability for a number of other diseases. We filed an Investigational New Drug (“IND”) application on PL-8177 in late 2017 and have completed subcutaneous dosing of human subjects in a Phase 1 single and multiple ascending dose clinical safety study, with favorable results issued in a press release dated November 8, 2018. We started a clinical study with oral dosing of PL-8177 in human subjects in the fourth quarter of calendar year 2018, with data expected in the first quarter of calendar year 2019.

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PL-8331, a dual MC1r and MC5r peptide agonist, is a preclinical development candidate for treating ocular inflammation. We have initiated IND-enabling preclinical activities with PL-8331, and if results are favorable, anticipate filing an IND and initiating clinical trials for treatment of dry eye disease in the second half of calendar year 2019.

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We have initiated preclinical programs with MC4r peptides and orally-active small molecules for treatment of rare genetic metabolic and obesity disorders, and if results are favorable, anticipate selecting a lead clinical development candidate and completing IND-enabling activities in calendar year 2019.

Natriuretic Peptide Receptor Systems. The natriuretic peptide receptor (“NPR”) system has numerous cardiovascular functions, and therapeutic agents modulating this system may be useful in treatment of cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis, heart failure, acute asthma, other pulmonary diseases and hypertension. While the therapeutic potential of modulating this system is well appreciated, development of therapeutic agents has been difficult due, in part, to the short biological half-life of native peptide agonists. We have designed and are developing potential candidate drugs that are selective for one or more different natriuretic peptide receptors, including natriuretic peptide receptor-A (“NPR-A”), natriuretic peptide receptor B (“NPR-B”), natriuretic peptide receptor C (“NPR-C”).

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PL-3994 is an NPR-A agonist we developed which has completed Phase 1 clinical safety studies. It has potential utility in treatment of a number of cardiovascular diseases, including genetic and orphan diseases resulting from a deficiency of endogenous active NPR-A. We have ongoing academic collaborations with several institutions with PL-3994, and seek to enter into a development partnership by the end of calendar year 2019.

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PL-5028, a dual NPR-A and NPR-C agonist we developed, is in preclinical development for cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis. We have ongoing academic collaborations with several institutions with PL-5028, and seek to enter into a development partnership by the end of calendar year 2019.

The following chart illustrates the status of our drug development programs.

Our Strategy

Key elements of our business strategy include:

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Using our technology and expertise to develop and commercialize products in our active drug development programs;

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Entering into strategic alliances and partnerships with pharmaceutical companies to facilitate the development, manufacture, marketing, sale and distribution of product candidates that we are developing;

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Partially funding our product development programs with the cash flow generated from existing license agreements, as well as any future research, collaboration or license agreements; and

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Completing development and seeking regulatory approval of certain of our other product candidates.

Risks Related to Our Business

Our business is subject to numerous risks and uncertainties, including those incorporated by reference in the section of this prospectus entitled “Risk Factors,” which you should read carefully before deciding to invest in our securities. These risks include, among others, the following:

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We have incurred substantial losses since our inception and we anticipate that we will not attain sustained profitability in the foreseeable future, if ever. We expect to incur additional losses as we continue our development of product candidates. Until bremelanotide for HSDD or other product candidates receive regulatory approval under applicable regulatory requirements, neither we nor our licensees can sell products we have developed and we will not have product, sales milestone or royalty revenues from them;

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We are substantially dependent on the clinical and commercial success of our product candidates, primarily our lead product candidate, bremelanotide for HSDD, for which AMAG, our North American licensee, has filed an NDA with FDA. Neither we nor our licensees may be able to obtain regulatory approval for bremelanotide for HSDD or our other product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization and have a material adverse effect on our potential to generate revenue, our business and our results of operations;

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Our licensees control the development and commercialization of bremelanotide in North America, Chinese Territories and Korea, and as a result we may not realize a significant portion of the potential value of the license arrangements. We have limited control over development activities, including regulatory approvals, and no direct control over commercialization efforts;

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Even if bremelanotide for HSDD or our other product candidates receive regulatory approval, the products may fail to achieve the level of market acceptance needed for us to have commercial success. Our product candidates, if approved, will face significant competition and our failure, or the failure of our licensees, to effectively compete may prevent us from achieving significant market penetration and expansion;

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We will require substantial additional funding to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts;

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If our efforts to protect our intellectual property related to bremelanotide for HSDD or any future product candidates are not adequate, we may not be able to compete effectively in our market; and

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We rely on a small management team and staff as well as various contractors and consultants to provide critical services to us, including services related to our clinical programs for bremelanotide, PL-8177 and PL-3994 and our preclinical programs for other NPR and MC1r and MC4r peptide or small molecule drug candidates. Such programs could be adversely affected if we lose the services of existing key personnel.

Corporate Information

We were incorporated under the laws of the State of Delaware on November 21, 1986 and commenced operations in the biopharmaceutical area in 1996. Our corporate offices are located at 4B Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, New Jersey 08512 and our telephone number is (609) 495-2200. Our internet address is www.palatin.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

 “Palatin Technologies, Inc.” and the Palatin logo are our trademarks. “Vyleesi” is a trademark of AMAG Pharmaceuticals, Inc. in North America and of Palatin Technologies, Inc. elsewhere in the world. All other trademarks and service marks appearing in this prospectus are the property of their respective owners.

The Offering

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any information we provide in a prospectus supplement is inconsistent with information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.

RISK FACTORS

Investing in our securities involves risks which you should consider carefully. We have set forth below risk factors related specifically to this offering. For risks related to our business operations, see “Risk Factors” in our annual report, on Form 10-K for the year ended June 30, 2018 and our quarterly reports on Form 10-Q for the quarters ended September 30, 2018 and December 31, 2018, and all subsequent reports that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have incorporated those reports by reference into this prospectus. See “Incorporation of Information by Reference” and “Where You Can Find More Information” below.

RISKS RELATED TO THE OFFERING

We expect to sell additional equity securities, which will cause dilution.

We expect to sell more equity securities in the future to obtain operating funds. We may sell these securities at a discount to the market price. Any future sales of equity will dilute the holdings of existing stockholders, possibly reducing the value of their investment.

Investors in this offering may suffer immediate dilution.

As of December 31, 2018, we had a net book value of $21.1 million which yields a pro forma net book value of $0.10 per share of common stock, assuming the conversion of all then convertible preferred stock and no exercise of any warrants or options. If you pay more than the net tangible book value per share for stock in this offering, you will suffer immediate dilution.

As of February 11, 2019, there were 44,803,050 shares of common stock underlying outstanding convertible preferred stock, options, restricted stock units and warrants. Stockholders may experience dilution from the conversion of preferred stock, exercise of outstanding options and warrants, vesting of restricted stock units or delayed delivery of common stock pursuant to restricted stock unit agreements.

As of February 11, 2019, holders of our outstanding dilutive securities had the right to acquire the following amounts of underlying common stock:

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61,335 shares issuable on the conversion of immediately convertible Series A Convertible preferred stock, subject to adjustment, for no further consideration;

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12,512,461 shares issuable on the exercise of stock options, at exercise prices ranging from $0.37 to $2.80 per share;

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4,872,333 shares issuable under restricted stock units which vest on dates between June 20, 2019 and June 26, 2022, subject either to the fulfillment of service conditions or attaining defined performance conditions;

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3,952,875 shares of common stock which have vested under restricted stock unit agreements, but are subject to provisions to delay delivery; and

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23,404,046 shares issuable on the exercise of warrants at exercise prices ranging from $0.70 to $0.91 per share.

If the holders convert, exercise or receive these securities, or similar dilutive securities we may issue in the future, stockholders may experience dilution in the net tangible book value of their common stock. In addition, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price. We have registered or agreed to register for resale substantially all of the underlying shares listed above. Holders of registered underlying shares could resell the shares immediately upon issuance, which could result in significant downward pressure on our stock price and could also negatively impact our ability to raise equity capital.

We will have broad discretion over the use of the proceeds of this offering and you may not realize a return.

We will have considerable discretion in the application of the net proceeds of this offering. We have not determined the amount of net proceeds that we will apply to various corporate purposes, including potential acquisitions. We may use the net proceeds for purposes that do not yield a significant return, if any, for our stockholders.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

In this prospectus, references to “we”, “our”, “us” or “Palatin” means Palatin Technologies, Inc. and its subsidiary.

This prospectus, and the information that we incorporate by reference, as well as oral statements that may be made by us or by our officers, directors, or employees acting on our behalf, that are not historical facts constitute “forward-looking statements”, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. The forward-looking statements in this prospectus do not constitute guarantees of future performance. Investors are cautioned that statements that are not strictly historical facts contained in this prospectus, including, without limitation, the following are forward looking statements:

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estimates of our expenses, future revenue and capital requirements;

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our ability to achieve and maintain profitability;

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our ability to obtain additional financing on terms acceptable to us, or at all;

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our ability to advance product candidates into, and successfully complete, clinical trials;

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the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

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the timing or likelihood of regulatory filings and approvals;

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our expectations regarding completion of required clinical trials and studies and validation of methods and controls used to manufacture Vyleesi™ (the trade name for bremelanotide) for the treatment of premenopausal women with hypoactive sexual desire disorder (“HSDD”), which is a type of female sexual dysfunction (“FSD”);

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our expectation regarding the timing of our regulatory submissions for approval of Vyleesi for HSDD in the United States and in certain other jurisdictions outside the United States;

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our expectation regarding performance of our exclusive licensees of Vyleesi, including;

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AMAG Pharmaceuticals, Inc. (“AMAG”) for North America,

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Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”), a subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., for the territories of the People’s Republic of China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. (collectively, the “Chinese Territories”), and

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Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”) for the Republic of Korea (“Korea”);

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the potential for commercialization of Vyleesi for HSDD in North America by AMAG and other product candidates, if approved, by us;

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our expectations regarding the potential market size and market acceptance for Vyleesi for HSDD and our other product candidates, if approved for commercial use;

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our ability to compete with other products and technologies similar to our product candidates;

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the ability of our third-party collaborators to timely carry out their duties under their agreements with us;

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the ability of our contract manufacturers to perform their manufacturing activities for us in compliance with applicable regulations;

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our ability to recognize the potential value of our licensing arrangements with third parties;

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the potential to achieve revenues from the sale of our product candidates;

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our ability to obtain adequate reimbursement from Medicare, Medicaid, private insurers and other healthcare payers;

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our ability to maintain product liability insurance at a reasonable cost or in sufficient amounts, if at all;

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the performance of our management team, senior staff professionals, and third-party contractors and consultants;

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the retention of key management, employees and third-party contractors;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology in the United States and throughout the world;

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our compliance with federal and state laws and regulations;

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the timing and costs associated with obtaining regulatory approval for our product candidates;

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the impact of fluctuations in foreign exchange rates;

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the impact of legislative or regulatory healthcare reforms in the United States;

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our ability to adapt to changes in global economic conditions as well as competing products and technologies; and

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our ability to remain listed on the NYSE American stock exchange.

These forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to be materially different from our historical results or from any results expressed or implied by forward-looking statements. Our future operating results are subject to risks and uncertainties and are dependent upon many factors, including, without limitation, the risks identified under the caption “Risk Factors,” and in our other SEC filings. The statements we make in this prospectus are as of the date of this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as may be required by law, we do not intend to update any of the forward-looking statements for any reason after the date of this prospectus to conform such statements to actual results or if new information becomes available.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

You should read this prospectus, together with the information incorporated herein by reference as described under the section entitled “Incorporation of Information by Reference,” and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement on Form S-3, of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INCORPORATION OF INFORMATION BY REFERENCE

We incorporate into this prospectus information contained in documents which we file with the SEC. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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annual report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 13, 2018;

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quarterly report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 9, 2018;

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quarterly report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 11, 2019;

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current report on Form 8-K, filed with the SEC on November 13, 2018;

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current report on Form 8-K, filed with the SEC on January 7, 2019; and

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the description of our common stock contained in our registration statement on Form 8-A, initially filed with the SEC on December 13, 1999, including any amendment or report for the purpose of updating such description.

We also incorporate by reference any documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (other than, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules).

You may obtain a free copy of any or all of the information incorporated by reference by writing or calling us. Please direct your request to:

Stephen T. Wills
Executive Vice President, Chief Financial Officer and Chief Operating Officer
Palatin Technologies, Inc.
4B Cedar Brook Drive
Cranbury, New Jersey 08512
Telephone: (609) 495-2200
Fax: (609) 495-2201

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, registration statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F St. NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. You can also access these documents free of charge and find information about Palatin on our website at http://www.palatin.com. Information found on our website is not part of this prospectus or any prospectus supplement, and investors should not rely on any such information in deciding whether to invest in our securities.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including capital expenditures. From time to time, we evaluate the possibility of acquiring businesses, products and technologies, and we may use a portion of the proceeds as consideration for acquisitions. Until we use net proceeds for these purposes, we may invest them in interest-bearing securities.

DILUTION

We may set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of purchasers of securities in an offering under this prospectus:

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The net tangible book value per share of our equity securities before and after the offering;

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The amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

MARKET INFORMATION AND RELATED STOCKHOLDER MATTERS

Our common stock has been listed on NYSE American under the symbol “PTN” since December 21, 1999. It previously traded on The Nasdaq SmallCap Market under the symbol “PLTN.”

Holders of common stock. On February 11, 2019, we had approximately 145 record holders of common stock and the closing sales price of our common stock as reported on the NYSE American was $0.74 per share.

Dividends and dividend policy. We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future.

Dividend restrictions. Our outstanding Series A Preferred Stock, consisting of 4,030 shares on February 11, 2019, provides that we may not pay a dividend or make any distribution to holders of any class of stock unless we first pay a special dividend or distribution of $100 per share to the holders of the Series A Preferred Stock.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. Our authorized capital stock consists of:

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300,000,000 shares of common stock, par value $0.01 per share, and

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10,000,000 shares of preferred stock, par value $0.01 per share, of which 9,736,000 shares are undesignated.

As of February 11, 2019, we had outstanding:

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203,063,429 shares of our common stock;

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4,030 shares of Series A Convertible Preferred Stock, convertible into 61,335 shares of common stock, subject to adjustment, for no further consideration;

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stock options to purchase 12,512,461 shares of common stock at exercise prices ranging from $0.37 to $2.80 per share;

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restricted stock units representing 4,872,333 shares of common stock which vest on dates between June 20, 2019 and June 26, 2022, subject to the fulfillment of service conditions or attaining defined performance conditions;

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restricted stock unit agreements representing 3,952,875 shares of common stock which have vested but are subject to provisions to delay delivery; and

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warrants to purchase 23,404,046 shares of common stock issuable on the exercise of warrants at exercise prices ranging from $0.70 to $0.91 per share.

Common Stock

We have the authority to issue 300,000,000 shares of common stock, par value $0.01 per share. As of February 11, 2019, there were 203,063,429 shares of our common stock outstanding, and a maximum of 44,803,050 shares of common stock were issuable on conversion of outstanding convertible preferred stock, exercise of outstanding options and warrants, vesting of restricted stock units and delayed delivery pursuant to restricted stock unit agreements.

Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. See “Preferred Stock” and “Series A Convertible Preferred Stock,” below. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. Holders of our common stock have the right to participate ratably in dividend distributions. Our outstanding Series A Preferred Stock, consisting of 4,030 shares on February 11, 2019, provides that we may not pay a dividend or make any distribution to holders of any class of stock unless we first pay a special dividend or distribution of $100 per share to the holders of the Series A Preferred Stock.

Market Information

Our common stock is listed on the NYSE American under the symbol “PTN.” On February 11, 2019, the closing price of the common stock was $0.74 per share. We do not have any other class of securities listed for trading.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer & Trust Company, located at 6201 15th Avenue, Brooklyn, New York 11219. Their telephone number is (800) 937-5449.

 Preferred Stock

We have the authority to issue 10,000,000 shares of preferred stock. As of February 11, 2019, 264,000 shares of our preferred stock were designated as a single class, Series A Convertible Preferred Stock, of which 4,030 shares were outstanding (see “Series A Convertible Preferred Stock” below). The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to the Series A Convertible Preferred Stock.

The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series preferred stock (which will be specified in the applicable prospectus supplement):

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the number of shares constituting the series and the distinctive designation of the series;

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dividend rates, whether dividends are cumulative, and, if so, from what date and the relative rights of priority of payment of dividends;

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voting rights and the terms of the voting rights;

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conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

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redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

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sinking fund provisions for the redemption or purchase of shares;

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rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

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any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and non-assessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

Series A Convertible Preferred Stock

The board of directors established a series of 264,000 shares of preferred stock, designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A”). We issued 137,780 shares of Series A in 1997, of which 4,030 shares remain outstanding as of February 11, 2019, the rest having been converted into common stock. The Series A has the following rights and preferences.

Optional conversion. Each share of Series A is convertible at any time, at the option of the holder, into the number of shares of common stock equal to $100 divided by the conversion price, as defined in the Series A certificate of designations. The current conversion price is $6.57, so each share of Series A is currently convertible into approximately 15 shares of common stock.

Mandatory conversion. We may, at our option, cause the conversion of the Series A, in whole or in part, on a pro rata basis, into common stock, if the closing bid price of the common stock has exceeded 200% of the conversion price for at least 20 trading days in any 30 consecutive trading day period, ending three days prior to the date of mandatory conversion.

Price protection provisions. The conversion price decreases if we sell common stock (or equivalents) for a price per share less than the conversion price or less than the market price of the common stock, subject to certain exceptions. The conversion price is also subject to adjustment upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which results in an increase or decrease in the number of shares of common stock outstanding.

Dividend and distribution preference. We may not pay a dividend or make any distribution to holders of any other capital stock unless and until we first pay a special dividend or distribution of $100 per share to the holders of Series A.

Liquidation preference. Upon (i) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) sale or other disposition of all or substantially all of the assets of the Company, or (iii) any consolidation, merger, combination, reorganization or other transaction in which Palatin is not the surviving entity or in which the shares of common stock constituting in excess of 50% of the voting power of the Company are exchanged for or changed into other stock or securities, cash and/or any other property, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Series A will be entitled to receive, pro rata and in preference to the holders of any other capital stock, an amount per share equal to $100 plus accrued but unpaid dividends, if any.

Voting rights. Each holder of Series A has the number of votes equal to the number of shares of common stock issuable upon conversion of the holder’s Series A at the record date for determination of the stockholders entitled to vote or, if no record date is established, at the date a vote is taken. Except as provided above or as required by applicable law, the holders of the Series A are entitled to vote together with the holders of the common stock and not as a separate class.

Debt Securities

As of the date of this prospectus, we have no debt securities issued and outstanding other than a four-year senior secured term loan with a group led by Horizon Technology Finance Corporation for an original total face amount of $10,000,000 in the aggregate. As of December 31, 2018, the total of notes payable was $2,321,123 (including unamortized discounts and issuance costs of $12,210), together with a final incremental payment of $500,000, all of which was classified as a current liability.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue notes under an indenture, which we will enter into with the trustee named in the indenture. Any indenture will be qualified under the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

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the maturity date;

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the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

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a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;

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events of default;

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whether we and/or the debenture trustee may change an indenture without the consent of any holders;

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the form of debt security and how it may be exchanged and transferred;

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descriptions of the debenture trustee and paying agent, and the method of payments; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Specific indentures will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a report filed under the Exchange Act, incorporated by reference in this prospectus.

 Warrants

As of February 11, 2019, warrants for the purchase of 23,404,046 shares of our common stock were outstanding, exercisable at a weighted average exercise price of $0.77. The outstanding warrants expire on various dates from December 23, 2019 through December 6, 2021.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as exhibits to the registration statement that includes this prospectus, or as exhibits to a report filed under the Exchange Act, incorporated by reference in this prospectus.

General. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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the title of warrants;

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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information relating to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and/or in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants (cashless exercise).

We will describe in the applicable prospectus supplement exercise procedures for warrants in a book-entry form, if any.

Enforceability of Rights by Holders of Warrants. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW
AND OUR CHARTER DOCUMENTS

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $.01 per share, of which 264,000 shares are currently designated as Series A Convertible Preferred Stock. The board of directors has the authority, without further approval of the stockholders, to issue and determine the rights and preferences of other series of preferred stock, except as limited by the certificate of designation for the Series A. The board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation, or other rights which would adversely affect the voting power and ownership interest of holders of common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

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prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Indemnification and Limitation of Liability

Our amended and restated certificate of incorporation and bylaws require us to indemnify our directors, officers, employees and agents against the costs (including fines, judgments and attorney fees) from involvement in legal proceedings arising from their position or service, provided that the person seeking indemnification acted:

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in good faith;

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in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and,

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with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The amended and restated certificate of incorporation and bylaws allow us to buy indemnification insurance for this purpose.

Our certificate of incorporation provides that, to the fullest extent permissible under Delaware law, no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) breach of the director’s duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) violating Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus in public offerings:

● through one or more underwriters or dealers;

● through other agents;

● directly to investors; or

● through a combination of any of these methods.

We may price the securities we sell under this prospectus:

● at a fixed public offering price or prices, which we may change from time to time;

● at market prices prevailing at the times of sale;

● at prices calculated by a formula based on prevailing market prices;

● at negotiated prices; or

● in a combination of any of the above pricing methods.

If we use underwriters for an offering, they will acquire securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

We may offer our securities in “at the market” offerings, with the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on terms described in the applicable prospectus supplement. Underwriters and dealers may participate in any “at the market” offering.

We may also sell securities directly or through agents. We will name any agent involved in an offering and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agents will act on a best-efforts basis.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters or agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may also use underwriters or agents with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement.

An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act . Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

All securities we offer, other than common stock, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

 LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements of Palatin Technologies, Inc. and subsidiary as of June 30, 2018 and 2017, and for each of the years in the three-year period ended June 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations contained in (or incorporated by reference in) this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference herein, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations, and prospects may have changed since those dates, and is not accurate as of any date other than the date on the front of the document.

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PALATIN TECHNOLOGIES, INC.

PROSPECTUS

February 13, 2019